Exhibit 3.1

RADIOSHACK CORPORATION BYLAWS

AMENDED AND RESTATED AS OF

May 19, 2011

ARTICLE I

OFFICES

SECTION 1. Registered Office. The Registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof shall be the Corporation Service Company.

SECTION 2. Other Offices. The principal office shall be at 300 RadioShack Circle, Fort Worth, Texas. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. Place of Meeting. All meetings of the stockholders for the election of directors shall be held at such place within or without the State of Delaware as the Board of Directors may designate, provided that at least ten (10) days notice must be given to the stockholders entitled to vote thereat of the place so fixed. Until the Board of Directors shall designate otherwise, the annual meeting of stockholders and the election of directors shall take place at the office of the Corporation at 300 RadioShack Circle, Fort Worth, Texas. Meetings of stockholders for any other purpose may be held at such place and time as shall be stated in the notice of the meeting.

SECTION 2. Annual Meetings. The annual meeting of the stockholders shall be held on the third Thursday in May of each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 A.M., or on such other date and at such other time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

SECTION 3. Special Meetings.

           (a)           Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Certificate of Incorporation, may be called at any time by the Chairman of the Board, the Presiding Director or the President, and shall be called by the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed special meeting.

           (b)           A special meeting of the stockholders shall be called by the Board of Directors upon written request to the Secretary of one or more record holders of shares of capital stock of the Corporation representing in the aggregate not less than twenty-five percent (25%) of the total number of votes of all shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting. A request to the Secretary shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by (i) a notice setting forth the information required by paragraph (b) of Section 9 of this Article II as to any nominations proposed to be presented and any other business proposed to be conducted at such special meeting and as to the stockholder(s) requesting the special meeting, (ii) a written statement that, at the time of submitting the request to call the special meeting to the Secretary, the stockholders requesting the special meeting have continuously held for at least three (3) months shares of capital stock of the Corporation representing in the aggregate not less than the requisite number of shares entitling them to request the calling of a special meeting, and (iii) a written statement that the stockholders requesting the special meeting intend to continue to hold shares of capital stock of the Corporation representing in the aggregate not less than the requisite number of shares entitling them to request the calling of a special meeting through the date of the special meeting. A special meeting requested by stockholders shall be held at such date, time and place within or without the state of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting by one or more record holders who satisfy the requirements of this Section 3(b) of Article II is received by the Secretary. A stockholder may revoke a request for a special meeting at any time by written revocation, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. For purposes of this Section 3, written revocation shall mean delivering a notice of revocation to the Secretary or a public disclosure that the stockholders who submitted the request for a special meeting hold in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting. For purposes of this Section 3, public disclosure shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or other comparable national news service or in a document publicly filed with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”). Business transacted at a special meeting requested by stockholders shall be limited to the business stated in the request for meeting, provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

           (c)           Only such business shall be conducted at a special meeting of the stockholders as shall have been stated in the Corporation’s notice of meeting.

SECTION 4. Notice. Written or printed notice of every meeting of stockholders, annual or special, stating the time and place thereof, and, if a special meeting, the purpose or purposes in general terms for which the meeting is called, shall not be less than ten (10) days nor more than sixty (60) days before such meeting and shall be served upon or mailed to each stockholder entitled to vote thereat, at his or her address as it appears upon the books of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed to some other address, then to the address designated in such request. Additionally, any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Secretary of the Corporation.

SECTION 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be requisite and shall constitute a quorum. If, however, such majority shall not be represented at any meeting of the stockholders regularly called, the chairman of the meeting or the holders of a majority of the shares present in person or by proxy and entitled to vote thereat shall have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented. At such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 6. Votes; Proxies.

(a)           At each meeting of stockholders every stockholder shall have one vote for each share of capital stock entitled to vote which is registered in his name on the books of the Corporation on the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting. At each such meeting every stockholder shall be entitled to vote in person, or may authorize another person or persons to act for him or her by a proxy which is in writing or transmitted as permitted by law, including, without limitation, electronically, via telegram, internet, interactive voice response system, or other means of electronic transmission executed or authorized by such stockholder or his or her attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any proxy transmitted electronically shall set forth such information from which it can be determined that such electronic transmission was authorized by the stockholder.

           (b)        At all meetings of the stockholders in which a quorum is present or represented, all matters shall be decided by the vote of the holders of a majority of the voting power of the shares of stock entitled to vote held by stockholders present in person or by proxy, unless the matter is one to which a different voting standard is required, due to the express provision of law, the rules or regulations of any stock exchange applicable to the Corporation, any applicable law, rule or regulation applicable to the Corporation or its securities, or a provision in the Corporation’s Certificate of Incorporation or these Bylaws. Notwithstanding the foregoing sentence, at all meetings of the stockholders for the election of directors in which a quorum is present or represented, each director shall be elected by the vote of the majority of the votes cast; provided, that, if the number of nominees exceeds the number of directors to be elected as of the date that is ten (10) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the directors, not exceeding the authorized number of directors as fixed by the Board of Directors in accordance with the Certificate of Incorporation, shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.  For purposes of this Section 6(b), a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

           (c)       Unless so directed by the chairman of the meeting, or required by the laws of the State of Delaware, the vote thereat on any matter need not be by ballot.  On a vote by ballot, each ballot shall be signed by the stockholder voting or in his or her name by his or her proxy, if there be such proxy, and shall state the number of shares voted by him or her and the number of votes to which each share is entitled.

SECTION 7. Inspectors of Election. On a vote by ballot, the chairman shall appoint one or more inspectors of election, who shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability and who shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken; but no director or candidate for the office of director shall be appointed as such inspector.

SECTION 8. Stock List. At least ten (10) days before every election of directors, a complete list of stockholders entitled to vote at such election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open at the place where the election is to be held until such election of directors for examination by any stockholder entitled to vote at that election and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

SECTION 9.          Notice of Stockholder Business; Nomination of Director Candidates.

(a)        At annual meetings of the stockholders, only such nominations of persons to serve as director shall be made and only such other business shall be conducted as shall have been brought before the meetings (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in this Section 9, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in this Section 9.

(b)        For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the foregoing paragraph, the stockholder must have given timely, written notice to the Secretary of the Corporation setting forth the information required by paragraph (b) to this Section 9 and such other business must be a proper subject for stockholder action. To be timely in the case of an annual meeting, a stockholder’s notice must be received at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the Corporation’s previous year’s annual meeting of stockholders, or in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, to be timely a stockholder’s notice must be received at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public disclosure (as defined below) of the meeting date was first made by the Corporation. For purposes of this Section 9, public disclosure shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or other comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.  Such stockholder’s notice shall set forth:

(i)            as to each person whom the stockholder proposes to nominate for election or re-election as a director:  (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under Exchange Act, and (B) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(ii)            as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(iii)            as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:  (A) the name and address of such stockholder, as they appear on the Corporation's books, and the name and address of such beneficial owner, (B) the class and number of shares of capital stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and (C) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business;

(iv)            as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination or proposal is made, as to such beneficial owner:  (A) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder or beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting, (B) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and the stockholder’s agreement to notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and the stockholder’s agreement to notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting,

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation including information relevant to a determination whether such proposed nominee can be considered an independent director. The foregoing notice requirements of this Section 9(b) shall not apply to a stockholder if the stockholder has notified the Corporation of his or her intention to present a stockholder proposal at an annual meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(c)           Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors (or any committee thereof) or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in Section 9(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 9.  In the event that a special meeting of stockholders has been called pursuant to Section 3(a) of this Article II for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the notice required by Section 9(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

(d)        Notwithstanding anything in these Bylaws to the contrary, no person shall be nominated to serve as a director and no business shall be conducted at an annual meeting of stockholders or a special meeting of stockholders, except in accordance with the procedures set forth in this Section 9 and, in the case of a special meeting of stockholders called pursuant to Section 3(b) of this Article II, such business may be proposed and such nominations may be made by a stockholder only if the stockholder includes such business or nominations in the special meeting request delivered pursuant to Section 3(b) of this Article II. Except as otherwise provided by law, the Chairman of the Board shall have the power and duty to, if the facts warrant, determine whether any business or nomination proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 9(b).  If any proposed nomination or business was not made or proposed in compliance with Section 9(b), the Chairman of the meeting shall have the power and duty to declare that such proposed business shall not be transacted and/or any defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the stockholder does not provide the information required under Section 9(b)(iii)(B) and (iv)(A) to the Corporation within five business days following the record date for an annual or special meeting or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

ARTICLE III

DIRECTORS

SECTION 1. Number. The business and property of the Corporation shall be conducted and managed by a Board of Directors consisting of not less than three (3) members. The Board of Directors of the Corporation shall initially be composed of three (3) directors, but the Board may at any time by resolution increase or decrease the number of directors to such number in the manner determined by the Board of Directors, but to not less than three (3). The vacancies resulting from any such increase in the Board of Directors, or an increase resulting from an amendment of this Section, shall be filled as provided in Section 3 of this Article III.

SECTION 2. Term of Office. Except as otherwise provided by law such director shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death or resignation.

SECTION 3. Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors in office, although less than a quorum, by a majority vote may fill the vacancies or newly created directorships, or any such vacancies or newly created directorships may be filled by the stockholders at any meeting. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

SECTION 4. Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors or by the Chairman of the Board, the Presiding Director or the Chief Executive Officer (CEO) as may be specified in the notice or waiver of notice of any meeting. A regular meeting of the Board of Directors may be held without notice immediately following the annual meeting of stockholders at the place where such annual meeting is held. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

Special meetings of the Board of Directors may be called by the Chairman of the Board, the Presiding Director, the CEO, the Secretary or the Assistant Secretary and shall be called by the Secretary or Assistant Secretary on the written request of two members of the Board of Directors. Notice of any special meeting shall be given to each director at least (a) twelve (12) hours before the meeting by telephone or by being personally delivered or transmitted electronically, via telegram, facsimile, internet or other means of electronic transmission or (b) three (3) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent electronically, via telegram, facsimile, internet or other means of electronic transmission. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors needs to be specified in the notice or waiver of notice of such meeting.

Members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or similar communication equipment or by other means, provided all persons participating in the meeting can hear each other, and participation in the meeting pursuant thereto shall constitute presence in person at such meeting.

Any director may waive notice of any meeting by a writing signed by the director entitled to the notice and filed with the minutes or corporate records. The attendance at or participation of the director at a meeting shall constitute waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not otherwise participate in such meeting.

SECTION 5. Quorum. A majority of the total number of directors then in office, but not less than one-third of the authorized number of directors, shall constitute a quorum for the transaction of business. Unless otherwise provided in the Corporation’s Certificate of Incorporation, these Bylaws or applicable law, every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present will be regarded as the act of the Board of Directors. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 6. Compensation. The directors, other than those who are employees of the Corporation, may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, a fixed sum for attendance at each meeting of the Board of Directors and/or a stated fee as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of the committees may be allowed like compensation and reimbursement of expenses for attending committee meetings.

SECTION 7. Chairman. From its members, the Board of Directors will annually elect a Chairman to preside over meetings of the stockholders and of the Board. The Chairman may simultaneously serve as any officer of the Corporation set forth in Article V.  If the Chairman does not simultaneously serve as an officer of the Corporation, the Chairman will be designated the Non-Executive Chairman.  The Board may elect one or more Vice Chairmen. In the absence of the Chairman or a Presiding Director or Vice Chairman, if any, the Board shall designate a person to preside at such meetings. The compensation of the Chairman and the Vice Chairman, if any, will be set by the Board.

SECTION 8. Presiding Director. In the absence of a Non-Executive Chairman, the Board will elect from its non-employee members a Presiding Director who shall serve for a term of three years from the date of election and until his or her successor is duly elected, subject to the Presiding Director continuing to serve as a director during such term. In the absence of the Chairman of the Board, the Presiding Director shall, if present, preside at the meetings of the stockholders and Board of Directors or upon direction from the Board of Directors. In the absence of a Non-Executive Chairman, the Presiding Director shall also preside at meetings of the non-employee members of the Board of Directors and recommend, from time to time, the retention of consultants and professional advisors to consult and advise the Board of Directors. The Presiding Director shall also have such other authority and powers as the Board of Directors may from time to time prescribe. The compensation of the Presiding Director will be set by the Board.

SECTION 9. Director Stock Ownership in the Corporation. Each director elected or appointed to the Board of Directors shall own shares of common stock of the Corporation.  The Board of Directors shall from time to time, following a review of the matter by the directorate committee with primary responsibility for corporate governance matters, adopt stock ownership guidelines for non-employee directors (which may differ from such guidelines applicable to management), copies of which will be published in accordance with applicable law and, if applicable, listing requirements.

ARTICLE IV

COMMITTEES

SECTION 1. Committees. From time to time the Board of Directors, by the affirmative vote of a majority of the whole Board of Directors, may appoint committees, each consisting of one (1) or more directors, for any purpose or purposes, and such committees shall have such powers as shall be conferred by the resolution of appointment, and as shall be permitted by law. In the absence of an appointed chairman of any such committee, the Non-Executive Chairman or Presiding Director shall preside at their meetings.

SECTION 2. Procedure. Each committee, by a vote of a majority of its members, shall fix its times and places of meeting, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its rules of procedure, no change in which shall be made save by a majority vote of the members of such committee.

SECTION 3. Participation in Meetings. Members of the committees may participate in a meeting of such committee by means of conference telephone or similar communication equipment or by other means provided all persons participating in the meeting can hear each other, and participation in the meeting pursuant hereto shall constitute presence in person at such meeting.

ARTICLE V

OFFICERS

SECTION 1. Officers. The Board of Directors shall elect as officers of the Corporation a Chief Executive Officer (“CEO”), a President, a Treasurer and a Secretary, and in their discretion one or more of the following officers: Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, and Assistant Treasurers. Each officer shall hold office until his or her successor shall have been duly elected and qualified, or until he or she shall have died or resigned or shall have been removed in the manner provided herein. The powers and duties of two or more offices may be exercised and performed by the same person, except the offices of CEO and Secretary.

SECTION 2. Vacancies. Any vacancy in any office may be filled by the Board of Directors at any regular or special meeting.

SECTION 3. Chief Executive Officer. The CEO shall be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, he or she shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors.

SECTION 4. President. The President shall perform such duties as the Board of Directors may prescribe. In the absence or disability of the CEO, the President shall perform and exercise the powers of the CEO. In addition, the President shall perform such duties as from time to time may be delegated to him or her by the CEO.

SECTION 5. Executive Vice Presidents. The Executive Vice Presidents shall perform such duties as the Board of Directors may prescribe. In the absence or disability of the CEO and President, the Executive Vice Presidents in the order of their seniority or in such order as may be specified by the Board of Directors, shall perform the duties of CEO. In addition, the Executive Vice Presidents shall perform such duties as may from time to time be delegated to them by the CEO.

SECTION 6. Senior Vice Presidents. The Senior Vice Presidents shall perform such duties as the Board of Directors may prescribe. In the absence or disability of the CEO, President, and the Executive Vice Presidents, the Senior Vice Presidents in the order of their seniority or in such other order as may be specified by the Board of Directors, shall perform the duties and exercise the powers of the President. In addition, the Senior Vice Presidents shall perform such duties as from time to time may be delegated to them by the CEO.

SECTION 7. Vice Presidents. The Vice Presidents shall perform such duties as the Board of Directors may prescribe. In the absence or disability of the CEO, President, the Executive Vice Presidents and the Senior Vice Presidents, the Vice Presidents in the order of their seniority or in such other order as may be specified by the Board of Directors, shall perform the duties and exercise the powers of the President. In addition, the Vice Presidents shall perform such duties as may from time to time be delegated to them by the CEO.

SECTION 8. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board of Directors; he or she may endorse for collection on behalf of the Corporation, checks, notes and other obligations; he or she may sign receipts and vouchers for payments made to the Corporation; singly or jointly with another person as the Board of Directors may authorize, he or she may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board of Directors; he or she shall cause to be kept correct books of account of all the business and transactions of the Corporation, shall see that adequate audits thereof are currently and regularly made, and shall examine and certify the accounts of the Corporation; he or she shall render to the Board of Directors, the Chairman of the Board, the Vice Chairman, if any, the Presiding Director, if any, the CEO or to the President, whenever requested, an account of the financial condition of the Corporation; he or she may sign with the Chairman of the Board, the Vice Chairman of the Board, the CEO, the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a Corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 9. Assistant Treasurers. The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the CEO, or the Board of Directors shall prescribe.

SECTION 10. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of law and these Bylaws; he or she shall be custodian of the records and of the corporate seal or seals of the Corporation; he or she shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when the seal is so affixed he or she may attest the same; he or she may sign, with the Chairman of the Board, the Vice Chairman, the CEO, the President or a Vice President, certificates of stock of the Corporation; and in general he or she shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him or her by the Board of Directors or the CEO.

SECTION 11. Assistant Secretaries. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the CEO, or the Board of Directors shall prescribe.

SECTION 12. Subordinate Officers. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

SECTION 13. Compensation. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

SECTION 14. Removal. Any officer of the Corporation may be removed, with or without cause, by a majority vote of the Board of Directors at a meeting called for that purpose.

SECTION 15. Bonds. The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his or her duties, with one or more sureties and in such amounts as may be satisfactory to the Board of Directors.

ARTICLE VI

SHARES OF STOCK

SECTION 1. Direct Registration of Shares. The Corporation shall participate in a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange or any securities exchange on which the stock of the Corporation may from time to time be traded, whereby shares of stock of the Corporation are registered in the holder’s name in uncertificated, book-entry form on the books of the Corporation.

SECTION 2. Certificates and Uncertificated Shares. Shares of stock of the Corporation shall be uncertificated and shall not be represented by certificates, except to the extent as may be required by applicable law or as otherwise may be authorized by the Secretary or an Assistant Secretary. Notwithstanding the foregoing, shares of stock represented by a certificate and issued and outstanding on September 29, 2005 shall remain represented by a certificate until surrendered to the Corporation. In the event shares of stock are represented by a certificate, such certificates of stock of each class and series shall have been signed by either the Chairman of the Board or the CEO or the President or a Vice President together either with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such Chairman of the Board, CEO, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary upon such certificate may be facsimiles engraved or printed. The signatures by a transfer agent or transfer clerk and by a registrar may be either in facsimile form or manual form. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been placed upon, such certificate or certificates shall have ceased to be such, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued and delivered, such certificate or certificates are nevertheless issued and delivered with the same effect as if such officer or officers had not ceased to be such at the date of its issue and delivery.

SECTION 3. Transfer of Shares. Transfer of uncertificated shares of stock shall be made on the books of the Corporation upon receipt of proper transfer instructions from the registered owner of the uncertificated shares, on instruction from an approved source authorized by such owner or from an attorney lawfully constituted in writing. Shares of the stock of the Corporation represented by certificates shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 4. Record Dates. The Board of Directors may fix in advance a time not less than ten (10) days nor more than sixty (60) days prior to the date of any meeting of stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as the time as of which stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may also, in its discretion, fix in advance a date not exceeding sixty (60) days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidence of rights, or evidences of interests arising out of any issuance, change, conversion or exchange of capital stock, as a record date for the determination of the stockholders entitled to receive or participate in any such dividend, distribution, rights or interests, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid, or, at its option, in lieu of so fixing a record date, may prescribe in advance a period not exceeding sixty (60) days prior to the date for such payment, distribution or delivery during which no transfer of stock on the books of the Corporation may be made.

SECTION 5. Lost or Destroyed Certificates. In case of the loss or destruction of any outstanding certificate of stock, uncertificated shares of stock to replace such certificates may be issued upon the following conditions:

The owner of said certificate shall file with the Secretary of the Corporation an affidavit giving the facts in relation to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit to be in such form and contain such statements as shall satisfy the Secretary or an Assistant Secretary that said certificate has been accidentally destroyed or lost, and that uncertificated shares ought to be issued in lieu thereof. Upon being so satisfied, the Secretary or an Assistant Secretary may require such owner to file with the Secretary a bond in such penal sum and in such form as either of them may deem advisable, and with a surety or sureties approved by either of them, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of uncertificated shares in lieu thereof, or if either of them deem it appropriate, to waive the requirement to secure a bond with a surety. Upon such bond being so filed, if required, uncertificated shares for the same number of shares shall be issued to the owner of the certificate so lost or destroyed; and the transfer agent and registrar of stock, if any, shall register such uncertificated shares upon receipt of an order by the Secretary or by an Assistant Secretary, and thereupon the Corporation will save harmless said transfer agent and registrar in the premises. In case of the surrender of the original certificate, in lieu of which either a new certificate or uncertificated shares of stock have been issued, as the case may be, the bond of indemnity given as a condition of the issue of such new certificate or uncertificated shares, as the case may be, may be surrendered. Uncertificated shares may be issued without requiring any bond when in the judgment of the Secretary or an Assistant Secretary it is proper to do so.

ARTICLE VII

CHECKS, NOTES, ETC.

SECTION 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

SECTION 2. Execution of Contracts, Assignments, etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments (except as provided in Sections 1 and 3 of this Article VII) shall be signed by the CEO, the President, any Executive Vice President, Senior Vice President, or Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, or by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

SECTION 3. Execution of Proxies. The Chairman of the Board, the CEO, President, any Executive Vice President, or Senior Vice President or Vice President of the Corporation may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other companies standing in the name of the Corporation. All such proxies shall be signed in the name of the Corporation by the Chairman of the Board, the CEO, President, any Executive Vice President, Senior Vice President or Vice President and by the Secretary or an Assistant Secretary.

ARTICLE VIII

WAIVERS AND CONSENTS

SECTION 1. Waivers. Whenever under the provisions of any law or under the provisions of the Certificate of Incorporation of the Corporation or these Bylaws, the Corporation, or the Board of Directors or any committee thereof, is authorized to take any action after notice to stockholders or the directors or the members of such committee, or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time if, at any time before or after such action be completed, such requirements be waived in writing by the person or persons entitled to said notice or entitled to participate in the action to be taken, or, in the case of a stockholder, by his or her attorney thereunto authorized.

SECTION 2. Consents. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee. Such action by written consent will have the same force and effect as a unanimous vote of the Board of Directors.

ARTICLE IX

DIVIDENDS AND RESERVE FUNDS

SECTION 1. Dividends. Except as otherwise provided by law or by the Certificate of Incorporation, the Board of Directors may declare dividends out of the surplus of the Corporation at such times and in such amounts as it may from time to time designate.

SECTION 2. Reserve Funds. Before crediting net profits to the surplus in any year, there may be set aside out of the net profits of the Corporation for that year such sum or sums as the Board of Directors from time to time in its absolute discretion may deem proper as a reserve fund or funds to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall deem conducive to the interests of the Corporation.

ARTICLE X

INSPECTION OF BOOKS

The Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations, the accounts and books of the Corporation (except as otherwise such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders; and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

ARTICLE XI

FISCAL YEAR

The fiscal year of the Corporation shall end on the thirty-first day of December each year, unless another date shall be fixed by resolution of the Board of Directors. After such date is fixed, it may be changed for future fiscal years at any time or from time to time by further resolution of the Board of Directors.

ARTICLE XII

SEAL

The corporate seal shall be circular in form and shall contain the name of the Corporation, the state of incorporation, and the words “Corporate Seal.”

ARTICLE XIII

AMENDMENTS

SECTION 1. By Stockholders. These Bylaws may be amended by a majority vote of the stock entitled to vote and present or represented at any annual or special meeting of the stockholders at which a quorum is present or represented, if notice of the proposed amendment shall have been contained in the notice of the meeting.

SECTION 2. By Directors. These Bylaws may be amended by the affirmative vote of a majority of the Board of Directors at any regular meeting or special meeting thereof if notice of the proposed amendment shall have been contained in the notice of such meeting.

ARTICLE XIV

INDEMNIFICATION OF DIRECTORS,

OFFICERS AND EMPLOYEES

The Corporation shall indemnify and reimburse each person, and his or her heirs, executors or administrators, who is made or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was or is a director, officer or employee of the Corporation or while a director, officer or employee was or is serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement, actually or reasonably incurred by him or her in connection with such action, suit or proceeding and shall advance the expenses incurred by any officer or director in defending any such action, suit or proceeding to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware as it may be amended or supplemented from time to time. Such right of indemnification or advancement of expenses of any such person shall not be deemed exclusive of any other rights to which he or she may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

The foregoing provisions of this Article XIV shall be deemed to be a contract between the Corporation and each person who serves in any capacity specified therein at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

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